As filed with the Securities and Exchange Commission on December 4, 2018

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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CSI COMPRESSCO LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		94-3450907 (I.R.S. Employer Identification No.)
24955 Interstate 45 North The Woodlands, Texas 77380 (Address of principal executive offices, including zip code)

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CSI COMPRESSCO LP

SECOND AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Bass C. Wallace, Jr.

CSI Compressco LP

24955 Interstate 45 North

The Woodlands, Texas 77380

Telephone: (281) 364-2244

(Name, address and telephone number of agent for service)

Copies to:

David P. Oelman

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common units representing limited partner interests	3,850,000	$4.22	$16,247,000.00	$1,969.14

(1)

The Registration Statement (as defined below) registers 3,850,000 common units representing limited partner interests (the “Common Units”) of CSI Compressco LP (the “Registrant”) that may be delivered with respect to awards under the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (as amended from time to time, the “Plan”), which Common Units consist of Common Units reserved and available for delivery with respect to awards under the Plan and Common Units that may again become available for delivery with respect to awards under the Plan pursuant to the terms and conditions of the Plan.

(2)

Pursuant to Rule 416(a) under the Securities Act, the number of Common Units registered herein includes an indeterminate number of additional units that may be issued with respect to the securities registered hereunder by reason of unit dividends, spin-offs, extraordinary dividends, unit splits, exchanges, recapitalizations, mergers, consolidations, reorganizations or similar transactions

(3)

The proposed maximum offering price per unit and proposed maximum aggregate offering price for the Common Units have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices for a share of Common Units as reported on the NASDAQ Global Market on November 29, 2018.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 3,850,000 Common Units that may be issued pursuant to the Plan. Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2011 (File No. 333-175007) are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The contents of the earlier registration statement relating to the Plan, previously filed with the Commission on June 17, 2011 (File No. 333-175007), are incorporated herein by reference and made a part of this Registration Statement.

Item 8.Exhibits.

Unless otherwise indicated below as being incorporated by reference of another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Second Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, dated as of August 8, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 8, 2016).

4.2

Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, dated November 5, 2018 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 8, 2018).

4.3*	CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan.
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to the Registration Statement).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on the signature page of the Registration Statement).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the

Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas on December 4, 2018.

CSI COMPRESSCO LP

By:	CSI COMPRESSCO GP INC.
its General Partner

/s/ Owen Serjeant
Name:	Owen Serjeant
Title:	President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Owen Serjeant, Elijio V. Serrano and Bass C. Wallace, Jr., and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities indicated on December 4, 2018.

Name	Title

/s/ Owen Serjeant	President and Director
Owen Serjeant	(Principal Executive Officer)

/s/ Elijio V. Serrano	Chief Financial Officer
Elijio V. Serrano	(Principal Financial Officer)

/s/ Michael E. Moscoso	Vice President – Finance
Michael E. Moscoso	(Principal Accounting Officer)

/s/ Stuart M. Brightman	Chairman
Stuart M. Brightman

Name	Title

/s/ Paul D. Coombs	Director
Paul D. Coombs

/s/ D. Frank Harrison	Director
D. Frank Harrison

/s/ James R. Larson	Director
James R. Larson

/s/ Brady M. Murphy	Director
Brady M. Murphy

/s/ William D. Sullivan	Director
William D. Sullivan